UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2016

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2016 annual meeting of stockholders of Genworth Financial, Inc. (“Genworth”), held on May 12, 2016, the holders of Genworth’s Class A Common Stock entitled to vote at the meeting (1) elected all nine of the director nominees for the ensuing year, (2) approved, on an advisory basis, the compensation of Genworth’s named executive officers, and (3) ratified the selection of KPMG LLP as Genworth’s independent registered public accounting firm for 2016.

The final voting results were as follows:

Proposal 1

Election of directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
William H. Bolinder	284,687,703	37,298,644	18,740,001	113,505,550
G. Kent Conrad	308,280,316	13,690,770	18,755,262	113,505,550
Melina E. Higgins	308,258,835	13,757,179	18,710,334	113,505,550
Thomas J. McInerney	312,300,242	9,723,515	18,702,591	113,505,550
David M. Moffett	307,499,338	14,481,461	18,745,549	113,505,550
Thomas E. Moloney	310,876,121	11,151,391	18,698,836	113,505,550
John R. Nichols	312,852,687	9,203,201	18,670,460	113,505,550
James A. Parke	309,975,954	12,010,727	18,739,667	113,505,550
James S. Riepe	309,897,927	12,134,049	18,694,372	113,505,550

Proposal 2

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval, on an advisory basis, of the compensation of Genworth’s named executive officers	281,363,700	37,986,270	21,376,378	113,505,550

Proposal 3

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2016	431,426,316	7,967,418	14,838,164	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: May 13, 2016	By:	/s/ Ward E. Bobitz
Ward E. Bobitz
Executive Vice President and General Counsel